EXHIBIT 10.6

IRENIC ACQUISITION CORP.

767 Fifth Avenue, 15th Floor

New York, New York 10153

August 13, 2026

Irenic Sponsor, LLC

767 Fifth Avenue, 15th Floor

New York, New York 10153

Irenic Capital Management LP

767 Fifth Avenue, 15th Floor

New York, New York 10153

Re: Amended & Restated Administrative Services and Indemnification Agreement

Ladies and Gentlemen:

This amended and restated administrative services and indemnification agreement (this “Agreement”) by and between Irenic Acquisition Corp. (the “Company”), Irenic Sponsor, LLC (the “Sponsor”) and Irenic Capital Management LP (“Irenic”), dated as of the date hereof, amends and restates that certain letter agreement between the parties dated as of April 27, 2026, and confirms our agreement that:

1. In connection with the Company’s initial public offering of securities (the “Offering”) and related listing on The Nasdaq Stock Market LLC (“Nasdaq”), commencing on the date the securities of the Company are first listed on Nasdaq (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall make available, or cause to be made available, to the Company, at 767 Fifth Avenue, 15th Floor, New York, New York 10153, office space and secretarial and administrative services as may be reasonably required by the Company and in exchange therefor, the Company shall pay the Sponsor, or an affiliate of the Sponsor, as determined by the Sponsor, $20,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

2. The Company agrees to indemnify and hold harmless the Sponsor, Irenic, their respective directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives (the “Indemnitees”) from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the Offering or the Company’s operations or conduct of its business (including, for the avoidance of doubt, a Business Combination), (ii) in respect of any investment opportunities sourced by the Sponsor, Irenic, and their respective affiliates, or (iii) any claim against the Sponsor or Irenic alleging any expressed or implied management or endorsement by the Sponsor of any activities of the Company or any express or implied association between the Sponsor or Irenic, on the one hand, and the Company or any of its affiliates, on the other hand. The Indemnitee will promptly notify the Company in writing of any indemnified claim provided that failure or delay to give such notice shall not relieve the Company of its indemnification obligations hereunder. The Company will, at its expense, undertake the defense of such claim with attorneys of its own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Company. In the event that the Company does not undertake the defense of any claim within a reasonable time after such Indemnitee has given the notice thereof, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interest of any Indemnitee, such Indemnitee may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the claim and compromise or settle the claim, all for the account of and at the risk of the Company. The Company shall pay all costs and expenses (including, without limitation, attorneys’ fees and costs of experts) incurred by the Indemnitee in connection with Indemnitee’s defense of any such claim promptly (and in any event within 10 days) after receipt of any statement therefor. In the defense of any claim against an Indemnitee, the Company shall not, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a claim if such settlement is effected by such Indemnitee without the prior written consent of the Company, which shall not be unreasonably withheld or delayed. If the indemnification provided for in this paragraph is for any reason not available to an Indemnitee as a matter of law in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnitee therefor, the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Indemnitee, on the one hand, and the Company, on the other hand, of the subject matter of this Agreement or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of such Indemnitee and the Company, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary set forth herein or otherwise, the Company acknowledges and agrees that each Indemnitee shall be an express third-party beneficiary of the provisions of this paragraph 2 and any related provision hereof that is or may extend rights to such Indemnitee. For the avoidance of doubt, the Company’s indemnification obligations contained in this paragraph 2 shall survive the Company’s consummation of a Business Combination.

3. The Sponsor and Irenic each hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

4. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

5. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

7. This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

IRENIC ACQUISITION CORP.

By:	/s/ Adam Katz
Name: Adam Katz
Title: Chief Executive Officer

AGREED AND ACCEPTED BY:

IRENIC SPONSOR, LLC

By:	/s/ Adam Katz
Name: Adam Katz
Title: Manager

IRENIC CAPITAL MANGEMENT LP

By:	/s/ Adam Katz
Name: Adam Katz
Title: Chief Investment Officer

[Signature Page to Administrative Services and Indemnification Agreement]